AMENDMENT
                             DATED NOVEMBER 15, 2007
                                     TO THE
  DISTRIBUTION AND SHAREHOLDER SERVICES PLAN--ADVISOR CLASS AND C-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED

                                    EXHIBIT B

                               RYDEX SERIES FUNDS
           DISTRIBUTION AND SHAREHOLDER SERVICE FEES - C-CLASS SHARES



RYDEX FUNDS - C-CLASS
---------------------

         U.S. Government Money Market Fund Nova Fund
         Inverse S&P 500 Strategy Fund
         OTC Fund
         Inverse Government Long Bond Strategy Fund
         Mid-Cap 1.5x Strategy Fund
         Inverse OTC Strategy Fund
         Government Long Bond 1.2x Strategy Fund
         Russell 2000(R) 1.5x Strategy Fund
         Europe 1.25x Strategy Fund
         Japan 1.25x Strategy Fund
         Large-Cap Value Fund
         Large-Cap Growth Fund
         Mid-Cap Value Fund
         Mid-Cap Growth Fund
         Inverse Mid-Cap Strategy Fund
         Small-Cap Value Fund
         Small-Cap Growth Fund
         Inverse Russell 2000(R) Strategy Fund
         Strengthening Dollar 2x Strategy Fund
         Weakening Dollar 2x Strategy Fund
         Sector Rotation Fund
         Multi-Cap Core Equity Fund
         Absolute Return Strategies Fund
         Hedged Equity Fund
         Market Neutral Fund
         Banking Fund
         Basic Materials Fund
         Biotechnology Fund
         Commodities Strategy Fund
         Consumer Products Fund
         Electronics Fund Energy Fund
         Energy Services Fund
         Financial Services Fund
         Health Care Fund Internet Fund
         Leisure Fund
         Precious Metals Fund
         Real Estate Fund
         Retailing Fund

         Technology Fund
         Telecommunications Fund
         Transportation Fund
         Utilities Fund
         S&P 500 Fund
         Russell 2000(R) Fund
         Essential Portfolio Moderate Fund
         Essential Portfolio Conservative Fund
         Essential Portfolio Aggressive Fund
         Managed Futures Strategy Fund
         High Yield Strategy Fund
         Inverse High Yield Strategy Fund
         International Rotation Fund
         INTERNATIONAL 2X STRATEGY FUND
         INVERSE INTERNATIONAL 2X STRATEGY FUND
         PACIFIC 2X STRATEGY FUND




DISTRIBUTION AND SHAREHOLDER SERVICE FEES
-----------------------------------------

Distribution Services...........................Seventy-Five basis points (.75%)

Shareholder Services.............................Twenty-Five basis points (.25%)

CALCULATION OF FEES
-------------------
Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.


                          ADDITIONS ARE NOTED IN BOLD.